Exhibit 10.4

FIRST AMENDMENT TO

OFFICER EMPLOYMENT AGREEMENT

This First Amendment to Officer Employment Agreement (“First Amendment”) is entered into effective January 26, 2009, by and between Callaway Golf Company, a Delaware corporation (the “Company”) and Steven C. McCracken (“Employee”).

A. The Company and Employee are parties to that certain Officer Employment Agreement entered into as of May 1, 2008, (the “Agreement”).

B. The Company and Employee desire to amend the Agreement pursuant to Section 10(b) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Employee agree as follows:

1. Term. Section 1 of the Agreement is amended to extend the termination date of the Agreement to April 30, 2010.

2. Expenses and Benefits.

5(b) Paid Time Off. Employee acknowledges that, effective February 2, 2009, or as soon thereafter as reasonably practicable, the Company’s Paid Time Off Program, as applied to officers, has been temporarily modified for 2009 to reduce the rate of Paid Time Off accrual for Employee by ten (10) days on an annualized basis and prorated for the remainder of 2009.

5(d) Retirement. Employee acknowledges that the Company’s 401(k) retirement investment plan has been amended for 2009 to eliminate the Company matching of 401(k) contributions for all employees, including officers.

Employee acknowledges that these temporary changes do not constitute a breach of the terms and conditions of the Agreement, and that these changes shall remain in effect during 2009 or until further written notice from the Company without the need for further amendment to the Agreement.

3. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the date first set forth above.

EMPLOYEE	COMPANY

Callaway Golf Company, a Delaware corporation

/s/ Steven C. McCracken	By:	/s/ Chris Carroll
Steven C. McCracken		Chris Carroll Senior Vice President, Human Resources

Dated: February 3, 2009		Dated: February 3, 2009